EXHIBIT 99.2

Our ability to continue to have the liquidity necessary, through cash flows from operations and availability under our amended credit facility, may be adversely impacted by a number of factors, including the level of our operating cash flows, our ability to comply with the financial and other covenants included in our amended credit facility, the borrowing base requirement in our amended credit facility that limits the amount of borrowings we may make based on a formula of, among other things, eligible accounts receivable and inventory, and the minimum availability covenant in our amended credit facility that requires us to maintain availability in excess of an agreed upon level.

Our primary ongoing cash requirements are to (i) fund working capital (primarily accounts receivable and inventory); (ii) invest in our information systems to support changes in our supply chain; (iii) fund other capital expenditures related to opening retail stores that were part of our retail expansion initiatives in 2008, the launch of our Liz Claiborne New York product line and normal maintenance activities; (iv) fund remaining efforts associated with our streamlining initiatives, which include consolidation of office space and distribution centers and reductions in staff; and (v) fund operational and contractual obligations. We also require cash to fund payments related to outstanding earn-out provisions of certain of our previous acquisitions.

In January 2009, we completed the amendment and extension of our credit facility, which was previously scheduled to expire in October 2009, with the amended credit facility expiring in May 2011. On May 12, 2009, we completed a second amendment to our credit facility, which (i) provides that through the end of the second quarter of 2010, the fixed charge coverage covenant will be in effect only when availability under the amended credit facility fails to exceed $90,000,000 (or, on any date (x) on or after October 4, 2009 and prior to December 6, 2009, $75,000,000 and (y) on or after December 15, 2009 and prior to January 30, 2010, $120,000,000); (ii) reduces the minimum required fixed charge coverage ratio (only if in effect) for the period from December 2009 through the end of the second quarter of 2010 from 1.50 to 1.00 to 1.25 to 1.00; (iii) adds a minimum availability covenant which requires us to maintain availability in excess of $50,000,000 (or, on any date on or after October 4, 2009 and prior to December 6, 2009, $45,000,000); (iv) sets a minimum LIBOR interest rate of 1.50% and adjusts certain interest rate spreads based upon availability; (v) requires the application of substantially all cash collected to reduce outstanding borrowings under the amended credit facility; and (vi) extends the inclusion of an intangible asset value of $30 million in the borrowing base through the maturity of the amended credit facility. The requirement to use substantially all cash collections to repay outstanding borrowings under the amended credit facility does not affect future borrowing ability or the final maturity date under the amended credit facility.

We currently anticipate that cash flows from operations and the projected borrowing availability under our amended credit facility, together with the proceeds of this offering, will be sufficient to fund our liquidity requirements for at least the next twelve months. Nevertheless, there can be no certainty that availability under our amended credit facility will be sufficient to fund our liquidity needs, or meet minimum availability requirements or remain at levels that will keep the fixed charge coverage covenant from springing into effect. The sufficiency and availability of our liquidity sources may be adversely affected by a variety of factors, including, without limitation, the level of our operating cash flows, which will be impacted by, among other things, retailer and consumer acceptance of our products, general economic conditions and the level of consumer discretionary spending; the current status of, and any further adverse changes in, our credit ratings; our ability to maintain required levels of borrowing availability and to comply with applicable financial covenants (as amended) and other covenants included in our debt and credit facilities; the financial wherewithal of our larger department store and specialty store customers; and interest rate and exchange rate fluctuations. Also, our agreement with Li & Fung provides for the refund of a portion of the $75 million closing payment in certain limited circumstances including a change in control of our Company, the sale or discontinuation of any of our current brands, or certain termination events. Any such refund could have an adverse impact on our liquidity. In addition, our amended credit facility contains a borrowing base that is determined primarily by the level of our eligible accounts receivable and inventory. If we do not have a sufficient borrowing base at any given time, borrowing availability under our amended credit facility may trigger application of the fixed charge coverage covenant or a default under the amended credit facility, and also may not be sufficient to support our liquidity needs. Insufficient borrowing availability under our Amended credit facility would likely have a material adverse effect on our business, financial condition, liquidity and results of operations.

As discussed above, under our amended credit facility, we are subject to a fixed charge coverage covenant through June 2010 in the event our borrowing availability falls below $90,000,000 (or, on any date (x) on or after October 4, 2009 and prior to December 6, 2009, $75,000,000 and (y) on or after December 15, 2009 and prior to January 30, 2010, $120,000,000), and at all times after June 2010. We are also subject to a minimum borrowing availability levels under the amended credit facility which requires us to maintain availability in excess of $50,000,000 (or, on any date on or after October 4, 2009 and prior to December 6, 2009, $45,000,000). We are also subject to various other covenants and other requirements, such as financial requirements, reporting requirements and various negative covenants. We may not be able to maintain the borrowing availability levels necessary to avoid application of the financial coverage ratio prior to June 2010, and if such covenant takes effect, we may not be in compliance with such covenant. If we do not return to profitability in 2010, we would not expect to be able to comply with this covenant. Compliance with the fixed charge coverage covenant is dependent on the results of our operations, which are subject to a number of factors including current economic conditions. The current economic environment has resulted in significantly lower employment levels, disposable income and actual and/or perceived wealth, significantly lower consumer confidence and significantly reduced retail sales. A continuation of this trend may lead to further reduced consumer spending, which would adversely impact our net sales and cash flows, which could adversely affect our compliance with the fixed charge coverage covenant of the amended credit facility. Should we be unable to comply with the requirements in the amended credit facility, we would be unable to borrow under such agreement, and any amounts outstanding would become immediately due and payable. Should we be unable to borrow under the amended credit facility, or if outstanding borrowings thereunder become immediately due and payable, our liquidity would be significantly impaired, which would have a material adverse effect on our business, financial condition and results of operations.

Because of the continuing uncertainty and risks relating to future economic conditions, we may, from time to time, explore various initiatives to improve our liquidity, including sales of various assets, additional cost reductions and other measures. In addition, where conditions permit, we may also, from time to time, seek to retire, exchange or purchase our outstanding debt in privately negotiated transactions or otherwise. We may not be able to successfully complete any of such actions if necessary.

General economic conditions in the United States, Europe and other parts of the world, including a continued weakening of such economies, restricted credit markets and lower levels of consumer spending, can affect consumer confidence and consumer purchases of discretionary items, including fashion apparel and related products, such as ours.

The economies of the United States, Europe and other parts of the world in which we operate have weakened significantly as a result of the global economic crisis. Our results are dependent on a number of factors impacting consumer spending, including, but not limited to, general economic and business conditions both in the U.S. and abroad; consumer confidence; wages and current and expected employment levels; the housing market; consumer debt levels; availability of consumer credit; credit and interest rates; fluctuations in foreign currency exchange rates; fuel and energy costs; energy shortages; the performance of the financial, equity and credit markets; taxes; general political conditions, both domestic and abroad; and the level of customer traffic within department stores, malls and other shopping and selling environments.

The current volatility and disruption to the capital and credit markets have reached unprecedented levels and have significantly adversely impacted global economic conditions, resulting in additional significant recessionary pressures and declines in employment levels, disposable income and actual and/or perceived wealth and further declines in consumer confidence and economic growth. These conditions have and could further lead to continuing substantial declines in consumer spending over the foreseeable future. The current depressed economic environment has been characterized by a dramatic decline in consumer discretionary spending and has disproportionately affected retailers and sellers of consumer goods, particularly those whose goods represent discretionary purchases, including fashion apparel and related products such as ours. A number of our markets continue to suffer particularly severe downturns, including our Eastern European markets, which have been particularly adversely affected by conditions in the world economy, and we have experienced, and expect to continue to experience, significant declines in revenues. Profitability of our Mexx business has been, and is expected to continue to be, even more affected by such downturn as such regions account for a significant amount of Mexx’s profitability. We expect such declines to continue as the current recessionary period continues and disposable income declines. Economic conditions have also led to a highly promotional environment and strong discounting pressure from both our wholesale and retail customers, which have had a negative effect on our revenues and profitability. The domestic and international political situation also affects consumer confidence. The threat, outbreak or escalation of terrorism, military conflicts or other hostilities could lead to further decreases in consumer spending. The current downturn and uncertain outlook in the global economy will likely continue to have a material adverse impact on our business, financial condition, liquidity and results of operations.

Fluctuations in the price, availability and quality of the fabrics or other raw materials used to manufacture our products, as well as the price for labor, marketing and transportation, could have a material adverse effect on our cost of sales or our ability to meet our customers’ demands. The prices for such fabrics depend largely on the market prices for the raw materials used to produce them. The price and availability of such raw materials may fluctuate significantly, depending on many factors. In the future, we may not be able to pass all or a portion of such higher prices on to our customers.

Our business is dependent to a significant degree on sales to a limited number of large U.S. department store customers, and our business could suffer as a result of consolidations, restructurings, bankruptcies and other ownership changes in the retail industry, and financial difficulties at our large department store customers.

Many major department store groups make centralized buying decisions; accordingly, any material change in our relationship with any such group could have a material adverse effect on our operations. We expect that our largest customers will continue to account for a significant percentage of our sales.

Our dependence on sales to a limited number of large U.S. department store customers is subject to our ability to respond effectively to, among other things, (i) these customers’ buying patterns, including their purchase and retail floor space commitments for apparel in general (compared with other product categories they sell) and our products specifically (compared with products offered by our competitors, including with respect to customer and consumer acceptance, pricing and new product introductions); (ii) these customers’ strategic and operational initiatives, including their continued focus on further development of their “private label” initiatives; (iii) these customers’ desire to have the Company provide them with exclusive and/or differentiated designs and product mixes; (iv) these customers’ requirements for vendor margin support; (v) any credit risks presented by these customers, especially given the significant proportion of the Company’s accounts receivable they represent and (vi) the effect of any potential consolidation among one or more of these larger customers, such as the merger between Macy’s Inc. and The May Department Store Company.

We do not enter into long-term agreements with any of our customers. Instead, we enter into a number of purchase order commitments with our customers for each of our lines every season.

A decision by the controlling owner of a group of stores or any other significant customer,

whether motivated by competitive conditions, financial difficulties or otherwise, to decrease or eliminate the amount of merchandise purchased from us or to change their manner of doing business with us could have a material adverse effect on our business, financial condition,

liquidity and results of operations. As a result of the current unfavorable economic environment,

we have experienced a softening of demand from a number of wholesale customers, such as large department stores, who have been highly promotional and have aggressively marked down all of their merchandise, including our products. Any promotional pricing or discounting in response to softening demand may also have a negative effect on brand image and prestige,

which may be difficult to counteract once the economy improves. Furthermore, this promotional activity may lead to requests from those customers for increased markdown allowances at the end of the season.

We sell our wholesale merchandise primarily to major department stores across the U.S. and

Europe and extend credit based on an evaluation of each customer’s financial condition, usually without requiring collateral. However, the financial difficulties of a customer could cause us to curtail or eliminate business with that customer. We may also assume more credit risk relating to our receivables from that customer. Our inability to collect on our trade accounts receivable from any of our largest customers could have a material adverse effect on our business, financial condition, liquidity and results of operations. Moreover, the difficult macroeconomic conditions and uncertainties in the global credit markets could negatively impact our customers and consumers which, in turn, could have an adverse impact on our business, financial condition,

liquidity and results of operations.

We may not be able to effect a turnaround of our MEXX Europe business.

We are in the process of implementing initiatives announced in September 2008 to accelerate the turnaround of the MEXX business in Europe. These initiatives focus on enhancing the brand by improving product appeal, more closely linking the wholesale and retail presentations,

strengthening retail operations and improving our supply chain model. As part of this effort, in

May 2009, we announced the hiring of Thomas J. Grote, who will become CEO of MEXX effective October 1, 2009. There can be no assurances that these initiatives will maintain or improve the operating results of our MEXX Europe operations.

We cannot assure the successful implementation and results of our long-term strategic plans.

Our ability to execute our long-term growth plan and achieve our projected results is subject to a variety of risks, including the following:

•

Our strategic plan contemplated a significant expansion of our specialty retail business in our Domestic-Based Direct Brands and International-Based Direct Brands segments. The successful operation and expansion of our specialty retail business in our Direct Brands segments is subject to, among other things, our ability to successfully expand the specialty store base of our Direct Brands segments, our ability to successfully find appropriate sites, negotiate favorable leases, design and create appealing merchandise, manage inventory levels, install and operate effective retail systems, apply appropriate pricing strategies and integrate such stores into our overall business mix. There can be no assurances that we can be successful in this regard, and our inability to successfully expand our specialty retail business would have a material adverse effect on our business, financial condition, liquidity and results of operations. In addition, in light of the current economic conditions and the dramatic decline in consumer spending especially for fashion apparel and related products such as ours, we have greatly limited our capital expenditure budget for 2009 and are planning on opening 10 to 12 new specialty and outlet stores in 2009.

•

We have announced a number of initiatives designed to achieve greater collaboration with our wholesale customers and to improve results of our wholesale-based Partnered Brands. These initiatives include design agreements with Isaac Mizrahi with respect to our Liz Claiborne brand and with John Bartlett with respect to our Claiborne (men’s) brand. Our wholesale customers have been seeking differentiated product and we believe that these design agreements will enable us to distinguish our product offering. However, there can be no assurances that these arrangements will result in improved product or that the resulting products will be acceptable to our wholesale customers or consumers.

To help us improve our sourcing and supply chain capabilities at our MEXX Europe business, in

2008, we entered into an agreement with Hong Kong-based, global consumer goods exporter

Li & Fung, whereby Li & Fung acts as the primary global apparel sourcing agent for the MEXX brand and MEXX’s existing buying agent offices were integrated into the Li & Fung organization. On February 23, 2009, we entered into a long-term, exclusive buying agency agreement with Li & Fung, pursuant to which Li & Fung acts as the primary global apparel and accessories sourcing agent for all brands in our portfolio, with the exception of the jewelry product lines. Li & Fung continues as the primary sourcing agent for MEXX. Pursuant to the agreement, we received at closing on March 31, 2009 a payment of $75 million and an additional payment of $8 million to offset the restructuring expenses associated with the transaction. We now pay Li & Fung an agency commission based on our product purchases through Li & Fung. Our buying agent offices in Hong Kong, India, Indonesia, Shanghai and

Shenzhen have been substantially integrated into the Li & Fung organization. Approximately

250 of our employees became employees of Li & Fung at closing and 225 additional staff positions in our overseas offices were eliminated. The impact on our U.S. sourcing employees will not be known for several months as the transition progresses. There can be no assurances that we can be successful in these efforts and our failure to evolve our supply chain capabilities and reduce costs in this area will have a material adverse impact on our business and results. In addition, our agreement with Li & Fung provides for the refund of a portion of the closing payment under certain limited circumstances, including a change in control of our company, the sale or discontinuation of any of our current brands, or certain termination events. We continue to assess various streamlining opportunities to reduce costs associated with our distribution process, which could result in additional outsourcing agreements in the future.

The success of our business depends on our ability to anticipate and respond to constantly changing consumer demands and tastes and fashion trends, across multiple product lines, shopping channels and geographies.

The apparel and accessories industries have historically been subject to rapidly changing consumer demands and tastes and fashion trends and to levels of discretionary spending,

especially for fashion apparel and related products, which levels are currently significantly weak.

We believe that our success is largely dependent on our ability to effectively anticipate, gauge and respond to changing consumer demands and tastes across multiple product lines, shopping channels and geographies, in the design, pricing, styling and production of our products and in the merchandising and pricing of products in our retail stores. Our products must appeal to a broad range of consumers whose preferences cannot be predicted with certainty and are subject to constant change. Also, we must maintain and enhance favorable brand recognition, which may be affected by consumer attitudes towards the desirability of fashion products bearing a

“mega brand” label and which are widely available at a broad range of retail stores.

We attempt to schedule a substantial portion of our materials and manufacturing commitments relatively late in the production cycle; however, in order to secure necessary materials and manufacturing facilities, we must make substantial advance commitments, often as much as five months prior to the receipt of firm orders from customers for the items to be produced. We need to translate market trends into appropriate, saleable product offerings relatively far in advance, while minimizing excess inventory positions, and correctly balance the level of our fabric and/or merchandise commitments with actual customer orders. We cannot assure that we will be able to continue to develop appealing styles and brands or successfully meet changing customer and consumer demands in the future. In addition, we cannot assure any new products or brands that we introduce will be successfully received and supported by our wholesale customers or consumers. Our failure to gauge consumer needs and fashion trends and respond appropriately, and to appropriately forecast our ability to sell products, could adversely affect retail and consumer acceptance of our products and leave us with substantial outstanding fabric and/or manufacturing commitments, resulting in increases in unsold inventory or missed opportunities. If that occurs, we may need to employ markdowns or promotional sales to dispose of excess inventory, which may harm our business and results. At the same time, our focus on inventory management may result, from time to time, in our not having a sufficient supply of products to meet demand and cause us to lose potential sales.

We cannot assure that we can attract and retain talented highly qualified executives, or maintain satisfactory relationships with our employees, both union and non-union.

Our success depends, to a significant extent, both upon the continued services of our executive management team, as well as our ability to attract, hire, motivate and retain additional talented and highly qualified management in the future, including the areas of design, merchandising,

sales, supply chain, marketing, production and systems, as well as our ability to hire and train qualified retail management and associates. In addition, we will need to provide for the succession of senior management. The loss of key members of management and our failure to successfully plan for succession could disrupt our operations and our ability to successfully operate our business and execute our strategic plan.

We are bound by a variety of collective bargaining agreements with two unions, mostly in our warehouse and distribution facilities. A number of these agreements were scheduled to expire in May 2009, some of which have been extended through July 7, 2009. We are currently in discussions with these unions regarding the contracts. We consider our relations with our nonunion and union employees to be satisfactory and to date we have not experienced any interruption of our operations due to labor disputes. While our relations with the unions have historically been amicable, we cannot rule out the possibility of a labor dispute at one or more of our facilities relating to any facility closings, outsourcing or ongoing negotiations with respect to contracts that expire. Any such dispute could have a material adverse impact on our business.

Our business could suffer if we cannot adequately establish, defend and protect our trademarks and other proprietary rights.

We believe that our trademarks and other proprietary rights are significantly important to our success and competitive position. Accordingly, we devote substantial resources to the establishment and protection of our trademarks and anti-counterfeiting activities. Counterfeiting of our products, particularly our JUICY COUTURE, LUCKY BRAND and KATE SPADE brands, continues, however, and in the course of our international expansion we have experienced conflicts with various third parties that have acquired or claimed ownership rights in some of our trademarks or otherwise have contested our rights to our trademarks. We have, in the past, resolved certain of these conflicts through both legal action and negotiated settlements, none of which, we believe, has had a material impact on our financial condition, liquidity and results of operations. There can be no assurances that the actions taken to establish and protect our trademarks and other proprietary rights will be adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as a violation of their trademarks and proprietary rights. Moreover, there can be no assurances that in certain countries others will not assert rights in, or ownership of, our trademarks and other proprietary rights or that we will be able to successfully resolve such conflicts, or that resolving such conflicts will not require us to make significant monetary payments. In addition, the laws of certain foreign countries may not protect proprietary rights to the same extent as do the laws of the United States. The loss of such trademarks and other proprietary rights, or the loss of the exclusive use of such trademarks and other proprietary rights, could have a material adverse effect on us. Any litigation regarding our trademarks or other proprietary rights could be time consuming and costly.

Our success will depend on our ability to successfully develop or acquire new product lines or enter new markets or product categories.

We have in the past, and may, from time to time, acquire or develop new product lines and/or enter new markets or product categories, including through licensing arrangements. This would include our acquisition of KATE SPADE in 2006, the license of our DANA BUCHMAN brand to

Kohl’s and the sale of our LIZ & CO. and CONCEPTS BY CLAIBORNE BRANDS outside of better department stores, and the recent association of our LIZ CLAIBORNE and CLAIBORNE BRANDS with known designers. These activities are accompanied by a variety of risks inherent in any such new business venture, including the following:

•	Our ability to identify appropriate business development opportunities, including new product lines and markets.
•

New businesses, product lines or market activities may require methods of operations, investments and marketing and financial strategies different from those employed in our other businesses, and may also involve buyers, store customers and/or competitors different from our historical buyers, store customers and competitors.

•	Consumer acceptance of the new products or lines.
•

We may not be able to generate projected or satisfactory level of sales, profits and/or return on investment for a new business or product line, and may also encounter unanticipated events and unknown or uncertain liabilities that could materially impact our business.

•

We may experience possible difficulties, delays and/or unanticipated costs in integrating the business, operations, personnel and/or systems of an acquired business and may also not be able to retain and appropriately motivate key personnel of an acquired business.

•	We may not be able to maintain product licenses, which are subject to agreement with a variety of terms and conditions, or to enter into new licenses to enable us to launch new products and lines.
•

With respect to a business where we act as licensee, such as our licensed DKNY® JEANS, DKNY® ACTIVE and DKNY® MENS brands, there are a number of inherent risks, including, without limitation, compliance with terms set forth in the applicable license agreements, including among other things the maintenance of certain levels of sales and the public perception and/or acceptance of the licensor’s brands or other product lines, which are not within our control.

The markets in which we operate are highly competitive, both within the United States and abroad.

We face intense competitive challenges from other domestic and foreign fashion apparel and accessories producers and retailers. Competition is based on a number of factors, including the following:

•	Anticipating and responding to changing consumer demands in a timely manner;
•	Establishing and maintaining favorable brand name and recognition;
•	Product quality;
•	Maintaining and growing market share;
•	Developing quality and differentiated products that appeal to consumers;
•	Establishing and maintaining acceptable relationships with our retail customers;
•	Pricing products appropriately;
•	Providing appropriate service and support to retailers;
•	Optimizing our retail and supply chain capabilities;
•	Size and location of our retail stores and department store selling space; and
•	Protecting intellectual property.

Any increased competition, or our failure to adequately address these competitive factors, could result in reduced sales or prices, or both, which could have a material adverse effect on us. We also believe there is an increasing focus by the department stores to concentrate an increasing portion of their product assortments within their own private label products. These private label lines compete directly with our product lines and may receive prominent positioning on the retail floor by department stores. Finally, in the current economic environment, which is characterized by softening demand for discretionary items, such as apparel and related products,

there has been a consistently increased level of promotional activity, both at our retail stores and at department stores, which has had an adverse effect on our revenues and profitability.

Our reliance on independent foreign manufacturers could cause delay and loss and damage our reputation and customer relationships. Also, there are risks associated with our agreement with Li & Fung, which results in a single foreign buying agent for substantially all of our products.

We do not own any product manufacturing facilities; all of our products are manufactured in accordance with our specifications through arrangements with independent suppliers. Products produced in Asia represent a substantial majority of our sales. We also source product in the

United States and other regions, including several hundred suppliers manufacturing our products;

at the end of fiscal 2008 such suppliers were located in approximately 50 countries, with the largest finished goods supplier at such time accounting for approximately 4.5% of the total of finished goods we purchased in fiscal 2008. A supplier’s failure to manufacture and deliver products to us in a timely manner or to meet our quality standards could cause us to miss the delivery date requirements of our customers for those items. The failure to make timely deliveries may drive customers to cancel orders, refuse to accept deliveries or demand reduced prices, any of which could have a material adverse effect on us and our reputation in the marketplace. Also, a manufacturer’s failure to comply with safety and content regulations and standards, including with respect to children’s product and fashion jewelry, could result in substantial liability and damage to our reputation. While we provide our manufacturers with standards and we employ independent testing for safety and content issues, there can be no assurances that we will be able to prevent or detect all failures of our manufacturers to comply with such standards and regulations.

We require our independent manufacturers (as well as our licensees) to operate in compliance with applicable laws and regulations. While our internal and vendor operating guidelines promote ethical business practices and our staff periodically visits and monitors the operations of our independent manufacturers, we do not control these manufacturers or their labor practices. The violation of labor or other laws by an independent manufacturer used by us (or any of our licensees), or the divergence of an independent manufacturer’s (or licensee’s) labor practices from those generally accepted as ethical in the U.S., could interrupt, or otherwise disrupt the shipment of finished products to us or damage our reputation. Any of these, in turn,

could have a material adverse effect on our business, financial condition, liquidity and results of operations.

In 2008, we entered into an agreement with Hong Kong-based, global consumer goods exporter

Li & Fung, whereby Li & Fung acts as the primary global apparel sourcing agent for the MEXX brand and MEXX’s existing buying agent offices were integrated into the Li & Fung organization.

On February 23, 2009, we entered into a long-term, exclusive buying agency agreement with Li & Fung, pursuant to which Li & Fung acts as the primary global apparel and accessories sourcing agent for all brands in our portfolio, with the exception of the jewelry product lines.

Li & Fung continues as the primary sourcing agent for MEXX. Pursuant to the agreement, we received at closing on March 31, 2009 a payment of $75 million and an additional payment of

$8 million to offset the restructuring expenses associated with the transaction. We now pay Li &

Fung an agency commission based on our product purchases through Li & Fung. Our buying agent offices in Hong Kong, India, Indonesia, Shanghai and Shenzhen have been substantially integrated into the Li & Fung organization. There can be no assurance that the transition with

Li & Fung will be successful, and problems encountered in such transition could have a material adverse effect on our business, financial condition, liquidity and results of operations. In addition, our agreement with Li & Fung provides for the refund of a portion of the closing payment under certain limited circumstances, including a change in control of our company, the sale or discontinuation of any of our current brands or certain termination events.

Our arrangements with foreign suppliers and with our foreign sourcing agents are subject generally to the risks of doing business abroad, including currency fluctuations and revaluations,

restrictions on the transfer of funds, terrorist activities, pandemic disease and, in certain parts of the world, political, economic and currency instability. Our operations have not been materially affected by any such factors to date. However, due to the very substantial portion of our products that are produced abroad, any substantial disruption of our relationships with our foreign suppliers could adversely effect our operations. Moreover, difficult macroeconomic conditions and uncertainties in the global credit markets could negatively impact our suppliers,

which in turn, could have an adverse impact on our business, financial position, liquidity and results of operations.

Our international operations are subject to a variety of legal, regulatory, political and economic risks, including risks relating to the importation and exportation of product.

We source most of our products outside the U.S. through arrangements with independent suppliers in approximately 50 countries as of January 3, 2009. There are a number of risks associated with importing our products, including but not limited to the following:

•	The potential reimposition of quotas, which could limit the amount and type of goods that may be imported annually from a given country, in the context of a trade retaliatory case;
•	Changes in social, political, legal and economic conditions or terrorist acts that could result in the disruption of trade from the countries in which our manufacturers or suppliers are located;
•	The imposition of additional regulations, or the administration of existing regulations, relating to products which are imported, exported or otherwise distributed;
•	The imposition of additional duties, taxes and other charges on imports or exports;
•	Risks of increased sourcing costs, including costs for materials and labor, including potentially as a result of the elimination of quota on apparel products;
•

Our ability to adapt to and compete effectively in the current quota environment in which general quota has expired on apparel products, resulting in changing in sourcing patterns and lowered barriers to entry, but political activities which could result in the reimposition of quotas or other restrictive measures have been initiated or threatened;

•	Significant delays in the delivery of cargo due to security considerations;

•	The imposition of antidumping or countervailing duty proceedings resulting in the potential assessment of special antidumping or countervailing duties; and
•

The enactment of new legislation or the administration of current international trade regulations, or executive action affecting international textile agreements, including the United States’ reevaluation of the trading status of certain countries and/or retaliatory duties, quotas or other trade sanctions, which, if enacted, would increase the cost of products purchased from suppliers in such countries.

Any one of these or similar factors could have a material adverse effect on our business,

financial condition, liquidity, results of operations and current business practices.

Our ability to realize growth in new international markets and to maintain the current level of sales in our existing international markets is subject to risks associated with international operations. These include complying with a variety of foreign laws and regulations; unexpected changes in regulatory requirements; new tariffs or other barriers in some international markets;

political instability and terrorist attacks; changes in diplomatic and trade relationships; and

general economic fluctuations in specific countries, markets or currencies.

Our business and balance sheets are exposed to domestic and foreign currency fluctuations, including with respect to the outstanding euro-denominated notes.

While we generally purchase our products in U.S. dollars, we source most of our products overseas. As a result, the cost of these products may be affected by changes in the value of the relevant currencies, including currency devaluations. Changes in currency exchange rates may also affect the U.S. dollar value of the foreign currency denominated prices at which our international businesses sell products. Furthermore, our international sales represented approximately 35.5% of our total sales in fiscal 2008. Such sales were derived from sales in foreign currencies, primarily the euro. Our international sales, as well as our international businesses’ inventory and accounts receivables levels, could be materially affected by currency fluctuations. Although we hedge some exposures to changes in foreign currency exchange rates arising in the ordinary course of business, we cannot assure that foreign currency fluctuations will not have a material adverse impact on our business, financial condition, liquidity or results of operations. In addition, we have outstanding 3350 million of euro-denominated notes, which could further expose our business and balance sheets to foreign currency fluctuations.

Our ability to utilize our deferred tax assets may be limited significantly if we experience an “ownership change.”

As of January 3, 2009, we had a U.S. federal net operating loss carryforward (“NOL”) of $137.6 million. Among other factors, our ability to utilize our NOL to offset future taxable income may be limited significantly if we experience an “ownership change,” as defined in section 382 of the Internal Revenue Code of 1986, as amended. In general, an ownership change will occur if there is a cumulative change in our ownership by “5% shareholders” (as defined in the Internal

Revenue Code) that exceeds 50 percentage points over a rolling three-year period. The limitation arising from an “ownership change” under section 382 of the Internal Revenue Code on our ability to utilize our NOL depends on the value of our stock at the time of the ownership change. We estimate that the cumulative change in our ownership was approximately 34 percentage points as of April 16, 2009. If our NOL is subject to limitation because we experience an ownership change, depending on the value of our stock at the time of the ownership change, our future cash flows could be adversely impacted due to increased tax liability. There is a full valuation allowance for the NOL for US GAAP purposes.